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                          AMENDMENT TO LEASE AGREEMENT


         THIS LEASE AMENDMENT (the "Amendment"), dated as of
June   , 1997, between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
NATIONAL ASSOCIATION, a national banking association, having its principal place of business at 750 Main Street, Hartford, Connecticut 06103, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement, as Lessor, and UNITED STATES SURGICAL CORPORATION, a Delaware corporation, having its principal place of business at 150 Glover Avenue, Norwalk, Connecticut 06856, as Lessee.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto entered into a Lease Agreement (the "Lease") on January 14, 1993; and

         WHEREAS, the parties are desirous of amending certain terms of said Lease in order to better accommodate their mutual business interests.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee do hereby agree as follows:

         SECTION 1.        DEFINITIONS; INTERPRETATION.

         For the purposes hereof, terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Lease, except that the definition of Deferred Contingent CPI Rent therein is deleted and replaced with the following:

         "Deferred Contingent CPI Rent" (a) as of any date shall mean in the event the Lessee shall have made the election to defer the payment of Contingent CPI Rent in accordance with the proviso to the third sentence of the second paragraph of Section 4(b) of the Lease, the excess of the amount calculated as Contingent CPI Rent in accordance with the first sentence of such paragraph over all amounts paid on or prior to such date in respect of such amount and (b) as of any date prior to the eighteenth Basic Rent Payment Date, shall mean, in the event that the Lessor has not made the election provided for in the first sentence of the second paragraph of Section 4(b) of the Lease, the excess of (x) the amount that would have been calculated as the

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         Contingent CPI Rent amount pursuant to such sentence as if the Lessor had made such election, over (y) all amounts paid on or prior to such date in respect of Contingent CPI Rent.

         SECTION 2.        CONTINGENT CPI RENT.

         Section 4(b) of the Lease is hereby deleted therefrom and replaced with the following:

                  (b) Contingent CPI Rent. Subject to the next succeeding paragraph, the Lessee shall also pay to the Lessor, as Contingent CPI Rent, on each of the fourteenth, sixteenth and eighteenth Basic Rent Payment Dates (each, a "Contingent CPI Rent Payment Date") during the Basic Lease Term, an amount equal to 50% of the product of (i) $345,000,000 multiplied by (ii) the total percentage increase in CPI for the period beginning September 30, 1997 and ending with the September 30 immediately preceding such Contingent CPI Rent Payment Date; provided that, in calculating the total percentage increase in CPI for any such period, to the extent the percentage increase in CPI for any one-year period beginning and ending on a September 30 shall exceed 2.5% per annum, such excess shall not be taken into account in such calculation; and provided, further, that if the aggregate amount of Contingent CPI Rent payable by the Lessee on all three Contingent CPI Rent Payment Dates exceeds $18,500,000, the Lessee shall have the option, exercisable in its sole discretion by the delivery of written notice to the Lessor, to pay such excess over $18,500,000 in equal annual installments without interest on every second Basic Rent Payment Date through the end of the Basic Lease Term beginning on the twenty-second Basic Rent Payment Date.

                  In lieu of receiving Contingent CPI Rent on each of the Contingent CPI Rent Payment Dates pursuant to the immediately preceding paragraph, the Lessor shall have the option exercisable in its sole discretion by the delivery of written notice to the Lessee and the Indenture Trustee to elect to have a one-time calculation of Contingent CPI Rent in an amount equal to the lesser of (i) $18,500,000 and (ii) the product of (A) 6.25 multiplied by (B) 50% of $345,000,000 multiplied by (C) the total percentage increase in CPI for the period beginning December 31, 1992 and ending with September 30, 1998; provided that, in calculating the total percentage increase in CPI for such period, (1) to the extent the percentage increase in CPI for the

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         period from December 31, 1992 to September 30, 1993 shall exceed 1.875%
         or for any one-year period thereafter beginning and ending on a September 30 shall exceed 2.5%, such excess shall not be taken into account in such calculation and (2) if the percentage increase in CPI for any such period described in the preceding clause (1) shall be less than zero, the percentage increase in CPI for such period shall be deemed to be zero for purposes of such calculation. Written notice of such election must be delivered by the Lessor to the Lessee and the Indenture Trustee no later than January 13, 2000. If the Lessor makes this election, the amount calculated as Contingent CPI Rent shall be paid in a single lump sum on July 14, 2000, provided that the Lessee shall have the option, exercisable in its sole discretion, subject to the last sentence of this paragraph, by written notice to the Lessor, to pay the amount calculated as Contingent CPI Rent in semiannual installments on the remaining Basic Rent Payment Dates through the end of the Basic Lease Term beginning on the fifteenth Basic Rent Payment Date, together with interest on the unpaid portion of such amount at the prime rate as announced from time to time by Morgan Guaranty Trust Company of New York, but in no event more than 7.65% per annum (calculated on the basis of a 360-day year of twelve 30-day months). Each semiannual installment of the calculated amount of Contingent CPI Rent shall be in the amount that would produce a schedule of level payments of principal and interest over the period until the last Basic Rent Payment Date assuming an interest rate of 7.65% per annum. The Lessee shall not be entitled to exercise its option to defer payment of Contingent CPI Rent if the Lessee shall have elected to purchase the Premises on the fifteenth Basic Rent Payment Date pursuant to Section
         7, or if an offer by the Lessee to purchase the Beneficial Interest pursuant to Section 13.04 of the Participation Agreement shall have been accepted by the Owner Participant, or if the Lessee shall be in default in its obligation to make such an offer.

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         SECTION 3.        CONTINGENT CPI RENT.

         Section 7(a) of the Lease is hereby deleted therefrom and replaced with the following:

                  (a) Purchase Options. The Lessee shall have the right to purchase the Premises (i) on the fifteenth Basic Rent Payment Date during the Basic Lease Term and on every second Basic Rent Payment Date through the end of the Basic Lease Term beginning on the twenty-second Basic Rent Payment Date or (ii) on the date of expiration of the Basic Lease Term or any Renewal Term, in each case at a purchase price equal to the Fair Market Sales Value of the Premises as of such Basic Rent Payment Date or expiration date, as the case may be, exclusive of the value of any Modifications during the Lease Term paid for by the Lessee and exclusive of the value of any part of the DePaola Parcels purchased by the Lessor with funds provided by or on behalf of the Lessee; provided that such purchase price shall be determined without regard to the Notes or the Indenture and in no event shall the purchase price be less than the aggregate principal amount of the Notes then Outstanding together with all accrued and unpaid interest thereon (after giving effect to any payment of Basic Rent on such date) plus any applicable Make Whole Premium plus any Deferred Contingent CPI Rent. It shall be a condition to the purchase of the Premises by the Lessee on the fifteenth Basic Rent Payment Date during the Basic Lease Term pursuant to this Section 7(a) that the Owner Participant shall not have required the Lessee to make an offer to purchase the Beneficial Interest pursuant to Section 13.04 of the Participation Agreement unless the Owner Participant shall not have accepted such offer.

         SECTION 4.        OTHER TERMS.

         All other terms and conditions of the Lease, not inconsistent herewith, shall continue in full force and effect.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be duly executed as of the date first set forth above.

STATE STREET BANK AND TRUST COMPANY OF
CONNECTICUT, NATIONAL ASSOCIATION, not
in its individual capacity but solely
as Owner Trustee under the Trust
Agreement


By: _______________________________

Name: _____________________________

Title: ____________________________

Date: _____________________________


UNITED STATES SURGICAL CORPORATION


By: _______________________________

Name: _____________________________

Title: ____________________________

Date: _____________________________


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